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                                                                 EXHIBIT 23.1


                            Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1991 Stock Incentive Plan and the 1995 Employee Stock Purchase Plan of Ezenia! Inc. of our reports dated February 3, 2000 and March 24, 2000, with respect to the consolidated financial statements of Ezenia! Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                        /s/ Ernst & Young LLP
                                                        Ernst & Young LLP


Boston, Massachusetts
August 29, 2000